Exhibit 24.1

EDUCATION MANAGEMENT LLC

POWER OF ATTORNEY

Each person whose signature appears below authorizes each of John R. McKernan, Jr., Edward H. West and J. Devitt Kramer as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) relating to an offer to exchange 8 3/4% Senior Notes due 2014 and 10 1/4% Senior Subordinated Notes due 2016 of Education Management LLC and Education Management Finance Corp (together, the “Notes”), and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto, related to the Notes, and to file the same, with all the exhibits thereto, as contemplated under the Registration Rights Agreement, dated as of June 1, 2006, among Education Management LLC, Education Management Finance Corp., the Guarantors named therein, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC and any amendments including post-effective amendments thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

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IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 26th day of September 2006.

EDUCATION MANAGEMENT LLC

By:	/S/ JOHN R. MCKERNAN
Name:	John R. McKernan, Jr.
Title:	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors of Education Management Holdings LLC, the Sole Member

/S/ JOHN R. MCKERNAN, JR.
Name:	John R. McKernan, Jr.
Title:	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors of Education Management Holdings LLC, the Sole Member

/S/ EDWARD H. WEST
Name:	Edward H. West
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ CHRISTOPHER M. LYNNE
Name:	Christopher M. Lynne
Title:	Controller (Principal Accounting Officer)

/S/ ADRIAN M. JONES
Name:	Adrian M. Jones
Title:	Director of the Sole Member

/S/ LEO F. MULLIN
Name:	Leo F. Mullin
Title:	Director of the Sole Member

/S/ PETER O. WILDE
Name:	Peter O. Wilde
Title:	Director of the Sole Member

/S/ PAUL J. SALEM
Name:	Paul J. Salem
Title:	Director of the Sole Member